UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (February 6, 2014)
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Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)
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Ontario, Canada	0-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada
(Address of principal executive offices and zip code)

(519) 434-1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 8, 2013 (the “First Closing Date”), Tribute Pharmaceuticals Canada Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with SWK Funding LLC (the “Lender”).  The Credit Agreement provides for a multi-draw term loan to the Company for up to a maximum amount of up to $8,000,000 (the “Loan Commitment Amount”).  On the First Closing Date, the Lender advanced the Company an amount equal to $6,000,000 pursuant to the terms of a promissory note executed on the First Closing Date (the “First Closing Note”).

On February 4, 2014 (the “Second Closing Date”), the Lender advanced the Company the remaining $2,000,000 pursuant to the terms of a promissory note executed on the Second Closing Date (the “Second Closing Note” and collectively with the First Closing Note, the “Note”).

The Note is due and payable on August 8, 2018 (the “Term Loan Maturity Date”).

The outstanding principal balance under the Note shall bear interest at a rate per annum equal to the LIBOR Rate (subject to a minimum amount of two percent (2.0%) plus eleven and one-half percent (11.5%), or a minimum interest rate of thirteen and one-half percent (13.5%), and shall be due and payable in arrears on the last business day of each of the months of January, April, July and October, commencing in October 2013, upon a prepayment of any principal amount borrowed and at maturity.    Upon the earlier of (i) the Term Loan Maturity Date or (ii) full repayment of the Note, the Company shall pay an exit fee in an amount equal to one percent (1.0%) multiplied by the aggregate principal amount of all amounts advanced under the Credit Agreement.

On the Second Closing Date, the Company issued the Lender a warrant to purchase 347,222 (the “Subsequent Loan Warrant”).  The Subsequent Loan Warrant is exercisable for a period of seven years from the Second Closing Date at an exercise price of $0.432, subject to adjustment.  The Lender may exercise the Subsequent Loan Warrant on a cashless basis at any time.  In the event the Lender exercises the Subsequent Loan Warrant on a cashless basis we will not receive any proceeds.  The exercise price of the Subsequent Loan Warrant is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.

If at any time after the Company shall determine to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”), of any of its equity securities (other than on Form S-4, Form S-8), the Company shall use its best efforts to include in such registration statement all of the shares of common stock issuable upon exercise of the Subsequent Term Loan Warrant.

The Company may prepay any portion of the Note, in whole or in part, upon five days written notice provided any partial prepayment is in an amount equal to $500,000 or a higher integral multiple of $100,000 and provided further that a prepayment premium is paid to the Lender as set forth in the Credit Agreement. The Company shall be required to prepay the Note in an amount equal to any Net Cash Proceeds (as defined in the Credit Agreement) received from any Disposition (as defined in the Credit Agreement).  The Company shall also be required to make certain Revenue-Based Payments (as defined in the Credit Agreement) based on the quarterly revenues of the Company, applied in the following priority (i) first to the payment of all fees, costs, expenses and indemnities due and owing to the Lender under the Credit Agreement, (ii) second, to the payment of all fees, costs, expenses and indemnities due and owing to any other lenders under the Credit Agreement, (iii) third, to the payment of all accrued but unpaid interest until paid in full; and (iv) fourth, for each quarter after August 8, 2014, to the payment of all principal of the Loans up to a maximum of US$650,000 in respect of any quarter.

In connection with the Credit Agreement, as security for any obligation of the Company to the Lender under the Credit Agreement, the Company and the Lender entered into a (i) guarantee and collateral agreement pursuant to which, among other things, the Company unconditionally guaranteed any and all obligations to the Lender as well as granted the Lender a first priority security interest in substantially all of the assets of Company and (ii) intellectual property security agreement pursuant to which, among other things, the Company granted the Lender a security interest in all of the Company’s intellectual property assets in respect of which the Company was capable of granting a security interest.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other line of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties.  The Credit Agreement also contains certain financial covenants, including, but not limited to, certain minimum net sales requirements.

The Credit Agreement includes customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by this reference into this Item 2.03.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
4.1	Promissory Note, dated February 4, 2014, in the aggregate principal amount of $2,000,000.
4.2	Warrant to purchase 347,222 shares of the Company’s common stock, dated February 4, 2014.
10.1
Credit Agreement, dated August 8, 2013 by and between Tribute Pharmaceuticals Canada Inc. and SWK Funding LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2013 and incorporated herein by reference). †

10.2
Guarantee and Collateral Agreement, dated August 8, 2013 by and between Tribute Pharmaceuticals Canada Inc. and SWK Funding LLC (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2013 and incorporated herein by reference).

10.3
Intellectual Property Security Agreement, dated August 8, 2013 by and between Tribute Pharmaceuticals Canada Inc. and SWK Funding LLC (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2013 and incorporated herein by reference).

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Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribute Pharmaceuticals Canada Inc.

Date: February 10, 2014	By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer